Exhibit 99.3

Contact:	Jim Gray	Stuart Johnson
	Senior Executive Vice President & CIO	Senior Executive Vice President & CFO
	(662) 680-1217	(662) 680-1472
	jimg@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES 14% INCREASE

IN SECOND QUARTER EARNINGS PER SHARE

TUPELO, MISSISSIPPI (July 18, 2006) – Renasant Corporation (NASDAQ:RNST) (the “Company”) today announced results for the second quarter of 2006. Basic earnings per share for the second quarter of 2006 were $.68, up 13%, and diluted earnings per share were $.67, up 14%, compared to basic earnings per share of $.60 and diluted earnings per share of $.59, respectively, for the second quarter of 2005. Net income for the second quarter of 2006 was $7,043,000, up 13%, or $836,000, from the second quarter of 2005.

“Our strong second quarter results reflect our company’s commitment to meeting our strategic goals and initiatives,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “As we pass the half way point of 2006, we are continuing to see improvement in our key performance indicators. We saw solid loan and deposit growth, a stabilizing margin, strong growth in fee income, excellent credit quality, and a controlled increase in operating expenses.”

Total assets as of June 30, 2006 were approximately $2.5 billion, an increase of 6% from June 30, 2005. Total loans grew 9% to approximately $1.7 billion at the end of the second quarter of 2006 from $1.6 billion at June 30, 2005, while total deposits grew 12% to approximately $2.0 billion during the same period.

During the second quarter of 2006, the Company realized significant loan growth within its tri-state footprint as loans grew by over $65 million, from the end of first quarter 2006 to the end of second quarter 2006. The Mississippi division contributed approximately $31 million, or 47%, of the Company’s loan growth over this period, while the Tennessee and Alabama divisions experienced loan growth of $14 million and $20 million, respectively.

During this same time period, deposits decreased 2%; however, the Company expected certain levels of deposit runoff due to higher than anticipated public funds accumulation during the first quarter of 2006. At the end of the second quarter of 2006, approximately 71% of loans and 60% of deposits are held in what the Company considers to be key growth markets.

Net interest income grew 2% to $20,942,000 for the second quarter of 2006 as compared to $20,455,000 for the second quarter of 2005 while net interest margin decreased from 4.14% to 3.96% over the same period. Net interest income for the second quarter of 2006 included $120,000 in interest income associated with certain loans accounted for under AICPA Statement of Position (SOP) 03-3, as compared to $1,048,000 in interest income from similar loans for the second quarter of 2005. Excluding the additional interest income from these loans, net interest income grew 7% for the second quarter of 2006 as compared to the second quarter of 2005, and net interest margin was unchanged at 3.94% over the same period.

Net interest income from the second quarter of 2006 increased $434,000 from the first quarter of 2006, while net interest margin declined from 3.99% in the first quarter of 2006 to 3.96% in the second quarter of 2006. Interest income on loans accounted for under SOP 03-3 increased second quarter 2006 net interest income by $120,000 and first quarter 2006 net interest income by $262,000. Excluding interest income on loans accounted for under SOP 03-3, net interest income increased by $576,000, or 11% annualized, and net interest margin remained flat at 3.94% over the same period.

“We are proud of our company’s ability to maintain our margin while growing loans and deposits at or near double digit rates compared to the same period in 2005. Given the current interest rate environment and pressures on interest spreads and margins, we are especially pleased with these results,” stated McGraw.

Noninterest income increased 11% to $11,033,000 for the second quarter of 2006 from $9,951,000 for the second quarter of 2005 primarily due to increases in service charges on deposit accounts, loan fees, and commissions on investment products. Noninterest income represented 34% of the Company’s total revenue for the second quarter of 2006 as compared to 32% for the second quarter of 2005.

Compared to the first quarter of 2006, noninterest income decreased $400,000 during the second quarter of 2006. First quarter 2006 noninterest income included a $558,000 gain from the early extinguishment of a long term advance and a $397,000 non-taxable death benefit from life insurance proceeds. Excluding these items from first quarter 2006 noninterest income, noninterest income grew $555,000, or 21% annualized, during the second quarter of 2006.

Noninterest expense was $22,059,000 for the second quarter of 2006 as compared to $20,857,000 for the second quarter of 2005. Compared to first quarter 2006, noninterest expenses increased $168,000, or less than 3% annualized during the second quarter of 2006.

“We are pleased to note that we have been able to diversify our company’s revenue sources by increasing our noninterest income generating product lines. In addition, we are controlling our expense growth while absorbing the expense related to three full service banking offices that we have added since the second quarter of 2005,” commented McGraw.

The Company’s credit quality remained strong during the second quarter of 2006. During the second quarter of 2006, the Company recovered $1,256,000 of loans previously charged-off while the Company charged-off loans totaling $379,000, resulting in a net recovery of $877,000. As a result of the recoveries, the Company recorded a negative provision for loan losses of $360,000 for the second quarter of 2006 as compared to a provision for loan losses of $847,000 for the same period for 2005. Annualized net charge-offs as a percentage of average loans were (.20%) for the second quarter of 2006, down from .19% for the second quarter of 2005. Non-performing loans as a percentage of total loans were .45% at June 30, 2006, as compared to .40% at June 30, 2005. The allowance for loan losses as a percentage of loans was 1.10% at June 30, 2006, as compared to 1.14% at June 30, 2005.

CONFERENCE CALL INFORMATION

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, July 19, 2006, through the Company’s website: www.renasant.com, and through Thompson/CCBN’s individual investor center at www.fulldisclosure.com, or any of Thompson/CCBN’s Investor Distribution Network websites. The event will be archived on the

Company’s website for 90 days. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 800-638-4930 in the United States and entering the participant passcode 90053624. International participants should dial 617-614-3944 and enter the participant passcode 90053624.

ABOUT RENASANT CORPORATION

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $2.5 billion and operates 61 banking and insurance offices in 38 cities in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

							2nd Qtr 2006 - 2nd Qtr 2005 Percent Variance	For the Six Months Ended June 30,
	2006		2005
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2006	2005	Percent Variance
Statement of earnings
Interest income - taxable equivalent basis	$38,437	$36,632	$35,620	$33,249	$32,718	$30,146	17.48	$75,069	$62,864	19.41

Interest income	$37,597	$35,817	$34,777	$32,417	$31,900	$29,295	17.86	$73,414	$61,195	19.97
Interest expense	16,655	15,309	13,863	12,678	11,445	9,977	45.52	31,964	21,422	49.21

Net interest income	20,942	20,508	20,914	19,739	20,455	19,318	2.38	41,450	39,773	4.22

Provision for loan losses	(360)	1,068	712	833	847	597	(142.50)	708	1,444	(50.97)

Net interest income after provision	21,302	19,440	20,202	18,906	19,608	18,721	8.64	40,742	38,329	6.30

Service charges on deposit accounts	4,527	4,424	4,377	4,358	4,167	3,874	8.64	8,951	8,041	11.32
Fees and commissions on loans and deposits	3,659	3,003	2,865	2,853	2,965	2,505	23.41	6,662	5,470	21.80
Insurance commissions and fees	868	822	881	955	906	831	(4.19)	1,690	1,737	(2.71)
Trust revenue	630	630	644	613	611	625	3.11	1,260	1,236	1.94
Gain (loss) on sale of securities	4	21	—	—	(32)	102	87.50	25	70	(64.29)
Gain on sale of mortgage loans	674	760	673	766	673	693	0.09	1,434	1,366	4.95
Other	671	1,773	678	699	661	1,273	1.51	2,444	1,934	26.37

Total non-interest income	11,033	11,433	10,118	10,244	9,951	9,903	10.87	22,466	19,854	13.16

Salaries and employee benefits	12,301	12,212	11,438	11,696	11,520	11,459	6.78	24,513	22,979	6.68
Occupancy and equipment	2,688	2,786	2,785	2,220	2,222	2,605	20.97	5,474	4,827	13.40
Data processing	1,053	982	1,056	966	962	1,044	9.46	2,035	2,006	1.45
Amortization of intangibles	414	431	543	557	571	586	(27.50)	845	1,157	(26.97)
Other	5,603	5,480	5,735	5,125	5,582	5,269	0.38	11,083	10,851	2.14

Total non-interest expense	22,059	21,891	21,557	20,564	20,857	20,963	5.76	43,950	41,820	5.09

Income before income taxes	10,276	8,982	8,763	8,586	8,702	7,661	18.09	19,258	16,363	17.69
Income taxes	3,233	2,481	2,545	2,261	2,495	2,202	29.58	5,714	4,697	21.65

Net income	$7,043	$6,501	$6,218	$6,325	$6,207	$5,459	13.47	$13,544	$11,666	16.10

Basic earnings per share	$0.68	$0.63	$0.60	$0.61	$0.60	$0.52	13.33	$1.31	$1.12	16.96
Diluted earnings per share	0.67	0.62	0.60	0.60	0.59	0.52	13.56	1.29	1.11	16.22

Average basic shares outstanding	10,336,662	10,303,842	10,318,913	10,396,579	10,400,330	10,406,243	(0.61)	10,321,519	10,401,799	(0.77)
Average diluted shares outstanding	10,554,873	10,495,937	10,429,769	10,511,212	10,518,760	10,560,330	0.34	10,528,579	10,523,380	0.05

Common shares outstanding	10,344,917	10,319,310	10,289,510	10,380,372	10,397,897	10,412,775	(0.51)	10,344,917	10,397,897	(0.51)
Cash dividend per common share	$0.23	$0.23	$0.22	$0.22	$0.22	$0.21	4.55	$0.46	$0.43	6.98

Performance ratios
Return on average shareholders’ equity	11.68%	11.00%	10.45%	10.57%	10.64%	9.53%		11.34%	10.07%
Return on average shareholders’ equity, excluding amortization expense	12.10%	11.44%	11.01%	11.14%	11.25%	10.16%		11.77%	10.68%
Return on average assets	1.14%	1.07%	1.04%	1.07%	1.06%	0.95%		1.11%	0.97%
Return on average assets, excluding amortization expense	1.18%	1.12%	1.09%	1.12%	1.12%	1.01%		1.15%	1.03%

Net interest margin (FTE)	3.96%	3.99%	4.11%	3.94%	4.14%	3.99%		3.98%	4.07%
Yield on earning assets (FTE)	7.00%	6.86%	6.73%	6.36%	6.36%	5.97%		6.93%	6.17%
Average earning assets to average assets	88.66%	88.16%	88.18%	88.06%	88.10%	87.54%		88.45%	84.89%
Average loans to average deposits	84.73%	85.04%	88.10%	88.59%	90.54%	90.75%		84.88%	90.80%

Noninterest income (less securities gains/losses) to average assets	1.78%	1.88%	1.68%	1.73%	1.71%	1.70%		1.83%	1.65%
Noninterest expense to average assets	3.56%	3.61%	3.59%	3.47%	3.57%	3.63%		3.59%	3.49%
Net overhead ratio	1.78%	1.73%	1.90%	1.74%	1.86%	1.94%		1.76%	1.84%
Efficiency ratio (FTE)	67.22%	66.83%	67.63%	66.73%	66.80%	69.71%		67.03%	68.23%

*	Percent variance not meaningful

RENASANT	CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

							2nd Qtr 2006 - 2nd Qtr 2005 Percent Variance	For the Six Months Ended June 30,
	2006		2005
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2006	2005	Percent Variance
Average balances
Total assets	$2,485,527	$2,456,602	$2,382,811	$2,353,914	$2,340,597	$2,339,201	6.19	$2,471,384	$2,419,707	2.14
Earning assets	2,203,677	2,165,821	2,101,218	2,072,762	2,062,124	2,047,770	6.86	2,185,848	2,054,063	6.42
Securities	448,905	412,670	404,882	408,161	420,463	452,818	6.76	431,883	435,497	(0.83)
Loans, net of unearned	1,721,426	1,689,106	1,661,546	1,640,121	1,611,143	1,576,877	6.85	1,705,355	1,594,200	6.97
Intangibles	99,359	99,854	100,657	101,323	101,385	101,453	(2.00)	99,649	101,403	(1.73)

Non-interest bearing deposits	258,886	256,548	244,384	235,611	234,946	229,638	10.19	257,740	231,996	11.10
Interest bearing deposits	1,733,865	1,689,671	1,602,674	1,573,085	1,515,318	1,483,677	14.42	1,711,890	1,499,585	14.16
Total deposits	1,992,751	1,946,219	1,847,058	1,808,696	1,750,264	1,713,315	13.85	1,969,630	1,731,581	13.75
Other borrowings	225,201	245,093	274,922	289,849	333,710	371,855	(32.52)	235,092	348,480	(32.54)
Shareholders’ equity	241,841	239,771	236,015	237,386	233,908	232,348	3.39	240,912	233,645	3.11

Asset quality data
Nonaccrual loans	$5,978	$2,509	$3,984	$3,803	$4,157	$3,807	43.81	$5,978	$4,157	43.81
Loans 90 past due or more	1,745	1,546	2,306	3,398	2,292	3,002	(23.87)	1,745	2,292	(23.87)

Non-performing loans	7,723	4,055	6,290	7,201	6,449	6,809	19.76	7,723	6,449	19.76
Other real estate owned and repossessions	3,697	3,922	4,299	6,646	7,114	7,232	(48.03)	3,697	7,114	(48.03)

Non-performing assets	$11,420	$7,977	$10,589	$13,847	$13,563	$14,041	(15.80)	$11,420	$13,563	(15.80)

Net loan charge-offs (recoveries)	$(877)	$958	$813	$465	$780	$1,186	(212.44)	$81	$1,966	(95.88)
Allowance for loan losses	18,990	18,473	18,363	18,448	18,080	18,012	5.03	18,990	18,080	5.03

Non-performing loans / total loans	0.45%	0.24%	0.38%	0.45%	0.40%	0.43%		0.45%	0.40%
Non-performing assets / total assets	0.46%	0.32%	0.44%	0.58%	0.58%	0.61%		0.46%	0.58%
Allowance for loan losses / total loans	1.10%	1.11%	1.12%	1.15%	1.14%	1.14%		1.10%	1.14%
Allowance for loan losses / non-performing loans	245.89%	455.56%	291.94%	256.19%	280.35%	264.53%		245.89%	280.35%
Annualized net loan charge-offs / average loans	-0.20%	0.23%	0.19%	0.11%	0.19%	0.31%		0.01%	0.25%

Balances at period end
Total assets	$2,503,333	$2,509,220	$2,397,702	$2,379,793	$2,353,385	$2,320,164		$2,503,333	$2,353,385	6.37
Earning assets	2,208,320	2,205,706	2,105,281	2,073,678	2,075,244	2,041,307		2,208,320	2,075,244	6.41
Securities	434,567	429,169	399,034	400,786	415,193	425,196		434,567	415,193	4.67
Mortgage loans held for sale	36,519	34,099	33,496	42,865	32,792	32,623		36,519	32,792	11.37
Loans, net of unearned	1,729,861	1,664,479	1,646,223	1,608,697	1,592,391	1,572,103		1,729,861	1,592,391	8.63
Intangibles	99,159	99,575	100,832	100,766	101,528	101,406		99,159	101,528	(2.33)

Non-interest bearing deposits	$272,686	$272,672	$250,270	$244,086	$233,095	$238,651		$272,686	233,095	16.98
Interest bearing deposits	1,710,780	1,759,073	1,618,181	1,574,232	1,531,082	1,502,350		1,710,780	1,531,082	11.74
Total deposits	1,983,466	2,031,745	1,868,451	1,818,318	1,764,177	1,741,001		1,983,466	1,764,177	12.43
Other borrowings	252,671	214,054	266,505	299,076	334,952	324,330		252,671	334,952	(24.57)
Shareholders’ equity	241,043	239,418	235,440	237,211	235,454	230,892		241,043	235,454	2.37

Market value per common share	$40.35	$36.94	$31.63	$31.65	$30.76	$31.10		$40.35	$30.76	31.18
Book value per common share	23.30	23.20	22.88	22.85	22.64	22.17		23.30	22.64	2.90
Tangible book value per common share	13.72	13.55	13.08	13.14	12.88	12.44		13.72	12.88	6.48
Shareholders’ equity to assets (actual)	9.63%	9.54%	9.82%	9.97%	10.00%	9.95%		9.63%	10.00%
Tangible capital ratio	5.90%	5.80%	5.86%	5.99%	5.95%	5.84%		5.90%	5.95%
Leverage ratio	8.85%	8.72%	8.60%	8.79%	8.67%	8.59%		8.85%	8.67%

Detail of Loans by Category
Commercial, financial, agricultural	$230,890	$206,914	$226,203	$224,673	$228,371	$228,305		$230,890	$228,371	1.10
Lease financing	5,284	6,548	7,469	8,143	9,576	10,763		5,284	9,576	(44.82)
Real estate - construction	229,969	196,228	169,543	162,694	159,798	159,155		229,969	159,798	43.91
Real estate - 1-4 family mortgages	593,174	578,931	566,455	558,616	547,307	531,347		593,174	547,307	8.38
Real estate - commercial mortgages	594,121	595,589	597,273	570,849	556,694	537,800		594,121	556,694	6.72
Installment loans to individuals	76,423	80,269	79,280	83,722	90,645	104,733		76,423	90,645	(15.69)

Loans, net of unearned	$1,729,861	$1,664,479	$1,646,223	$1,608,697	$1,592,391	$1,572,103		$1,729,861	$1,592,391	8.63

*	Percent variance not meaningful